                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Leggett & Platt, Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LEGGET & PLATT LOGO]

                                                                 March 30, 2001
Dear Shareholder:

   The Board of Directors cordially invites you to attend the Annual Meeting of Shareholders of Leggett & Platt, Incorporated on Wednesday, May 9, 2001, at 10:00 a.m. local time, at the Company's Cornell Conference Center, No. 1 Leggett Road, Carthage, Missouri.

   The enclosed Proxy Statement contains three proposals from your Board of
Directors: (1) the election of Directors, (2) the amendment and restatement of the Company's 1989 Flexible Stock Plan, and (3) the ratification of the Board's selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

   I urge you to vote your proxy FOR each of the proposals.

   Securities and Exchange Commission rules now permit the electronic delivery of the Proxy Statement and Annual Report if the shareholder consents to this type of distribution. Delivery over the Internet provides a more efficient and cost-effective alternative to the actual mailing of materials. If you would like to receive future Proxy Statements and Annual Reports over the Internet, please mark your consent where indicated on the enclosed proxy card.

   We hope you will attend the Annual Meeting. If you cannot attend the meeting, please vote your shares by telephone, by Internet, or by returning the enclosed proxy card. You may cast your vote by telephone at 800-840-1208 or by Internet at www.proxyvoting.com/leg. Specific instructions for voting by Internet are included at the web site address. If you vote using the proxy card, please sign and return it in the enclosed postage-paid envelope.

                                          Sincerely,

                                          LEGGETT & PLATT, INCORPORATED

                                          [SIGNATURE}
                                          Felix E. Wright
                                          President and Chief Executive
                                           Officer

                         Leggett & Platt, Incorporated

                              No. 1 Leggett Road
                           Carthage, Missouri 64836

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

   The Annual Meeting of Shareholders of Leggett & Platt, Incorporated (the "Company") will be held at the Company's Cornell Conference Center, No. 1 Leggett Road, Carthage, Missouri, on Wednesday, May 9, 2001, at 10:00 a.m. local time:

  1. To elect fourteen (14) Directors;

  2. To amend and restate the Company's 1989 Flexible Stock Plan;

  3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001; and

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on March 14, 2001, are entitled to vote at the Annual Meeting.

   An Annual Report outlining the Company's operations during the fiscal year ended December 31, 2000 accompanies this Notice of Annual Meeting and the Proxy Statement.

                                          By Order of the Board of Directors

                                          Ernest C. Jett
                                          Secretary

Carthage, Missouri
March 30, 2001

                         Leggett & Platt, Incorporated

                              No. 1 Leggett Road
                           Carthage, Missouri 64836

                         ANNUAL MEETING -- MAY 9, 2001

                                PROXY STATEMENT

   This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Leggett & Platt, Incorporated (the "Company") of proxies to be voted at the Annual Meeting of Shareholders on May 9, 2001, for the purposes set forth in the accompanying Notice of the meeting.

   We wish that all of our shareholders could attend the Annual Meeting and vote in person. However, since this may not be possible, the Board of Directors is soliciting your proxy so that you will be represented and can vote at the meeting.

   This Proxy Statement and the enclosed Annual Report contain information about the Company, the Company's independent accountants, the Company's Directors and Executive Officers, and matters to be voted on at the Annual Meeting. We hope this Proxy Statement is useful to you and helps you better understand your Company. This Proxy Statement is first being sent to shareholders on March 30, 2001.

   You may cast your vote by telephone at 800-840-1208 or by Internet at www.proxyvoting.com/leg. Alternatively, you may vote using the enclosed proxy card. If you vote using the proxy card, please sign and return it in the enclosed postage-paid envelope. If you vote by telephone or Internet, there is no need to mail the proxy card. If you attend the Annual Meeting, you may vote in person.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INFORMATION ABOUT THE MEETING AND VOTING...................................   2
PROPOSAL ONE--ELECTION OF DIRECTORS........................................   3
PROPOSAL TWO--AMENDMENT AND RESTATEMENT OF 1989 FLEXIBLE STOCK
 PLAN......................................................................   5
PROPOSAL THREE--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS.......  10
INFORMATION REGARDING THE COMPANY, ITS DIRECTORS AND EXECUTIVE
 OFFICERS..................................................................  11
  Leggett & Platt, Incorporated Common Stock Performance Graph.............  11
  Compensation Committee Report on Executive Compensation..................  12
  Executive Compensation and Related Matters...............................  15
  Audit Committee Report...................................................  19
  Ownership of Common Stock................................................  20
FINANCIAL DATA.............................................................  21
2002 SHAREHOLDER PROPOSALS.................................................  21
OTHER MATTERS..............................................................  22

                   INFORMATION ABOUT THE MEETING AND VOTING

   This Proxy Statement is furnished to shareholders of Leggett & Platt, Incorporated in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") to be voted at the Annual Meeting of Shareholders of the Company on May 9, 2001.

Right to Revoke Proxy; Voting of Proxy

   Any shareholder giving the enclosed proxy or voting by telephone or Internet can revoke it by (1) submitting a proxy (including a proxy via telephone or Internet) bearing a later date, (2) providing written notice of revocation to the Secretary of the Company at or prior to the Annual Meeting, or (3) attending the Annual Meeting and voting in person. Unless the persons named in the proxy are prevented by circumstances beyond their control from acting, the proxy will be voted at the Annual Meeting in the manner specified in the proxy.

   If no specification is made on a proxy, the proxy will be voted FOR the election of each nominee for Director in Proposal 1, FOR the amendment and restatement of the 1989 Flexible Stock Plan in Proposal 2, FOR the ratification of the selection of the Company's independent accountants in Proposal 3, and in the discretion of the persons named as proxies on such other business as may properly come before the meeting or any adjournment.

Solicitation of Proxies

   The enclosed proxy is solicited by and on behalf of the Board. The Company will bear the expense of soliciting proxies for the Annual Meeting, including the cost of mailing and voting by telephone or Internet. The Company will request persons holding stock as beneficial owners, custodians, nominees or the like, to send proxy materials to their principals requesting authority to vote the proxies. The Company will reimburse such persons for their solicitation expenses.

   The Company has engaged Mellon Investor Services LLC to assist by mail or telephone, in person, or otherwise, in the solicitation of proxies. Mellon's fee is expected to be approximately $7,000, plus expenses. If necessary to assure sufficient representation at the meeting, employees of the Company, at no additional compensation, may request the return of proxies personally or by telephone, facsimile or the Internet. The extent to which this will be necessary depends on how promptly proxies are received.

Voting Securities Outstanding; Quorum

   The only class of outstanding voting securities is the Company's $.01 par value common stock. On March 5, 2001, there were 196,472,066 shares of common stock outstanding and entitled to vote. Only shareholders of record at the close of business on March 14, 2001, are entitled to vote at the Annual Meeting.

   A majority of the outstanding shares of common stock present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned for not more than 90 days to reach a quorum.

   Every shareholder has the right to vote, in person or by proxy, one vote per share on all matters. Shares represented by proxies designated "Withhold Authority" with respect to the election of Directors, and proxies designated "Abstain" on the remaining proposals will be counted in determining whether a quorum is present. Broker non-votes also will be counted in determining whether a quorum is present. "Broker non-votes" occur when a broker indicates on the proxy that it lacks discretionary authority to vote on a particular matter for beneficial owners who have not provided voting instructions. Votes withheld (for the election of Directors) and abstentions have the effect of a vote "against."

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   At the Annual Meeting, 14 Directors will be elected who will hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Each of these nominees was elected by the shareholders at the last Annual Meeting. If any nominee named below is not a candidate for election as a Director at the Annual Meeting (an event which the Board does not anticipate), the proxy will be voted for a substitute nominee, if any, designated by the Board.

   Raymond F. Bentele, age 64, served as President and Chief Executive Officer of Mallinckrodt, Inc., a manufacturer of medical and specialty chemical products, from 1981 until his retirement in 1992. He serves as a director of Kellwood Company, an apparel and camping goods manufacturer, and IMC Global, Inc., a producer of crop nutrient minerals. He was first elected as a Director of the Company in 1995.

   Ralph W. Clark, age 60, was a Vice President of International Business Machines Corporation ("IBM") from 1988 until 1994. He also served as Chairman of Frontec AMT Inc., a software company, until his retirement in 1998. Mr. Clark was first elected as a Director of the Company in 2000.

   Harry M. Cornell, Jr., age 72, is Chairman of the Company's Board of Directors. He has served the Company in various capacities since 1950. In 1960, he was elected President and Chief Executive Officer and served in that capacity until 1982. In 1982, Mr. Wright was elected President and Mr. Cornell remained as Chief Executive Officer and Chairman of the Board until 1999, at which time Mr. Wright succeeded him as Chief Executive Officer. Mr. Cornell also previously served as director for Mercantile Bancorporation Inc., a bank holding company, and Ennis Business Forms, a business forms manufacturer. He was first elected as a Director of the Company in 1958.

   Robert Ted Enloe, III, age 62, is Managing General Partner of Balquita Partners, Ltd., a family securities and real estate investment partnership. He served as President and Chief Executive Officer of Liberte Investors, Inc., a holding company seeking acquisitions of operating companies, until his retirement in 1996. Mr. Enloe serves as a director of Compaq Computer Corporation, a computer manufacturer; SierraCities.com, a commercial leasing firm; Advanced Switching Communications, a manufacturer of network access devices; and Data Return Corporation, a web-hosting company. He was first elected as a Director of the Company in 1969.

   Richard T. Fisher, age 62, is Managing Director of CIBC Oppenheimer & Company, an investment banking firm. He was first elected as a Director of the Company in 1972.

   Bob L. Gaddy, age 60, was elected Senior Vice President of the Company in 1996. Since that time, he has also served as Chairman and Chief Executive Officer of Aluminum Products. Since 1993, Mr. Gaddy has served as Chairman of the Board and Chief Executive Officer of Pace Industries, Inc., a wholly owned subsidiary of the Company. Mr. Gaddy was first elected as a Director of the Company in 1996.

   David S. Haffner, age 48, was elected Chief Operating Officer of the Company in 1999. He has served as the Company's Executive Vice President since 1995. He previously served the Company as Senior Vice President from 1992 to 1995. Mr. Haffner was first elected as a Director of the Company in 1995.

   Thomas A. Hays, age 68, served as Deputy Chairman of May Department Stores Company from 1993 until his retirement in April 1996. Mr. Hays serves as a director of Payless ShoeSource, Inc., a retail shoe chain, and Ameren Corporation, an electric utility company. He was first elected as a Director of the Company in 1996.

   Robert A. Jefferies, Jr., age 59, has served as Senior Vice President, Mergers, Acquisitions and Strategic Planning of the Company since 1990. He previously served the Company as Senior Vice President, General Counsel and Secretary. Mr. Jefferies was first elected as a Director of the Company in 1991.

   Alexander M. Levine, age 69, is Managing Director of Waterline Capital LLC, a venture capital investment firm. He previously served the Company as Director of International Development and later as Special Advisor. He was first elected as a Director of the Company in 1989.

   Duane W. Potter, age 69, has served as Senior Vice President of the Company and President--Foam Components Group since 1997. He previously served the Company as Senior Vice President and President--Bedding Components Group from 1983 until 1997. Mr. Potter was first elected as a Director of the Company in 1996.

   Maurice E. Purnell, Jr., age 61, is a partner in the law firm of Locke Liddell & Sapp LLP. He was first elected as a Director of the Company in 1988.

   Alice L. Walton, age 51, served as Chairman of Llama Company, an investment banking firm, from 1990 to 2000 and as Chief Executive Officer of Llama Company from 1990 to 1998. She was first elected as a Director of the Company in 1998.

   Felix E. Wright, age 65, is the Company's President and Chief Executive Officer. He also serves as Vice Chairman of the Company's Board of Directors. Mr. Wright previously served the Company as Chief Operating Officer from 1985 to 1999. He was first elected as a Director of the Company in 1977.

Board Meetings and Committees

   The Board held four meetings in 2000. All Directors attended at least 75% of the aggregate of the Board meetings and the committees on which they served in 2000, except for Mr. Enloe who was absent for two Board meetings and two committee meetings due to a temporary leave of absence from August 2000 through the end of the year. Mr. Enloe has now fully resumed his duties as a Director of the Company.

   The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee. Under present arrangements, non-employee Directors receive a retainer of $21,000 per year and a fee of $3,500 for attending each regular or special meeting of the Board. Each employee Director receives an annual retainer of $3,000. Non-employee Directors who serve on Board committees receive additional fees for committee participation. Committee chairmen receive a $1,500 annual retainer. Each committee member, including chairmen, receive an attendance fee of $500 for each meeting held in conjunction with a regular Board meeting and $1,000 for each meeting that is not in conjunction with a regular Board meeting. Additionally, non-employee Directors receive annual grants of at-market stock options for stock having a market value of $25,000 on the date of grant. Accordingly, on May 3, 2000, each non-employee Director was granted 1,201 options at an exercise price of $20.81 per share. The options have a 10-year term and vest in 1/3 increments at 18 months, 30 months and 42 months after the grant date.

   The Audit Committee consists of Messrs. Bentele, Clark, Fisher, Hays, Levine, and Purnell and Ms. Walton. Mr. Bentele is Chairman. The Audit Committee is responsible for (i) recommending to the Board the selection of the Company's outside auditors, (ii) reviewing the audit scope and risk assessment process, (iii) reviewing relationships that may affect the independence of the outside auditors, (iv) reviewing any major internal control or accounting issues of the Company, (v) reviewing and discussing with management and the outside auditors the annual audited financial statements included in the Company's 10-K, and (vi) reviewing the Company's compliance with various laws and regulations. The Audit Committee held five meetings during 2000.

   The Compensation Committee consists of Messrs. Enloe, Fisher and Hays. Messrs. Enloe and Fisher serve as Co-Chairmen. The Compensation Committee is responsible for executive compensation policies and approving compensation payable to the Executive Officers of the Company. The Compensation Committee held two meetings in 2000.

   The Nominating Committee consists of Messrs. Hays, Purnell and Wright. The duties of the Nominating Committee are to review and recommend the size and composition of the Board of Directors and its Committees.

The Nominating Committee will consider nominees recommended by shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors may do so by submitting the candidate's name and other information, as provided by the Company's Bylaws, to the Secretary of the Company at No. 1 Leggett Road, Carthage, Missouri 64836. The Nominating Committee held one meeting in 2000.

Vote Required for Election

   The affirmative vote of the majority of all votes cast on the matter is required for the election of Directors. The Board recommends that you vote FOR the election of each of the Director nominees.

                                 PROPOSAL TWO

             AMENDMENT AND RESTATEMENT OF 1989 FLEXIBLE STOCK PLAN

General

   The Company's 1989 Flexible Stock Plan (the "Plan"), previously approved by shareholders, is intended to aid the Company in attracting, motivating and rewarding management employees through the granting of stock options and other stock based benefits.

   The Board of Directors has concluded that in order to accomplish the goals of the Plan in the future and to compensate the Company's managers in a way which aligns the interests of the managers with the shareholders, it is in the best interests of the Company to increase the number of shares of the Company's common stock authorized for issuance under the Plan by 4 million shares. In response to concerns by some of the Company's institutional shareholders, the Board also has decided to recommend the removal of the Company's ability to reprice stock options awarded under the Plan. These proposed amendments are referred to as the "2001 Plan Amendments."

   As of March 5, 2001 approximately 2.9 million shares of stock were available for grant under the Plan and 10.8 million shares were issuable under options previously granted under the Plan. If the 2001 Plan Amendments are approved, approximately 6.9 million shares of stock will be available for grant.

   Set forth below is a description of the essential features of the Plan as amended and restated. This description is subject to and qualified in its entirety by the full text of the amended and restated Plan, which is attached to this Proxy Statement as Appendix A.

Description of the Plan

   The Plan provides for benefits (collectively "Benefits") to be awarded to eligible participants in the form of stock options, stock appreciation awards, restricted stock, performance shares, cash awards and other stock based awards.

   On each January 1, the number of shares issuable under the Plan will increase by 0.5% of the number of the then outstanding shares of stock. If any Benefit expires or is terminated, surrendered, cancelled or forfeited, the shares covered by such Benefit will be added back to the shares available for use under the Plan. In addition, shares delivered to the Company in payment of the exercise price of an option will be available for use under the Plan.

   If the stock of the Company is changed by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, then the number and class of shares available for Benefits, the number of shares subject to any outstanding Benefits and the price thereof will be appropriately adjusted.

Administration

   The Plan is administered by a committee (the "Committee") which consists of at least two Directors who are "Non-Employee Directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The members of the Committee are appointed by and serve at the pleasure of the Board.

   Subject to the Plan, the Committee has complete authority to: (i) determine when and to whom Benefits are granted and the type and amounts of Benefits;
(ii) determine the terms, conditions and provisions of, and restrictions related to, each Benefit granted; (iii) interpret and construe the Plan and any agreement evidencing and describing a Benefit; (iv) prescribe, amend and rescind rules and regulations relating to the Plan; (v) accelerate, purchase, adjust or remove restrictions from Benefits; (vi) determine the form and content of all Agreements; and (vii) take any other action which it considers necessary or appropriate for the administration of the Plan. All determinations made by the Committee will be final. In certain circumstances, the Committee may delegate some of its authority under the Plan to Company employees.

Amendment, Termination, Change in Control

   The Board may amend the Plan at any time. However, the Board may not amend the Plan without shareholder approval if such amendment would cause options which are intended to qualify as Incentive Stock Options, as described below, to fail to qualify as such or would violate applicable law. The Plan has no fixed termination date and will continue in effect until terminated by the Board.

   The amendment or termination of the Plan will not adversely affect any Benefit granted before such amendment or termination. However, any Benefit may be modified or cancelled by the Committee to the extent permitted by the Plan or with the consent of the Benefit recipient.

   In the event of a Change in Control (as defined below) the Committee may provide such protection as it deems necessary to maintain a participant's rights. The Committee may, among other things, (i) accelerate the exercise or realization of any Benefit, (ii) purchase a Benefit upon the participant's request for cash equal to the amount which could have been attained upon the exercise or realization of the Benefit had it been currently exercisable or payable, (iii) adjust the Benefit as the Committee deems appropriate, and (iv) cause the Benefit to be assumed by the surviving corporation. "Change in Control" generally means the acquisition, without the approval of the Board of Directors, by any person, other than the Company and certain related entities, of more than 20% of the outstanding shares of stock; the liquidation or dissolution of the Company following a sale or other disposition of substantially all of its assets; a merger or consolidation involving the Company in which the Company is not the surviving corporation; or a change in the majority of the members of the Board of Directors during any two-year period not approved by at least two-thirds of the Directors who were members at the beginning of the two-year period.

Eligibility for Benefits

   Benefits are awarded to individuals selected by the Committee. Benefits may be awarded only to (i) Company employees, (ii) Directors who are not employees, (iii) employees and owners of entities with which the Company has business relationships, and (iv) persons providing services to the Company.

Stock Options

   Both Incentive Stock Options and Non-Qualified Stock Options may be granted under the Plan. Stock Options intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986 (the "Code") are "Incentive Stock Options." Options not intended to so qualify are "Non-Qualified Stock Options."

   The option price per share of stock will be determined by the Committee. For Incentive Stock Options, the price cannot be less than the fair market value of the stock on the grant date.

   The other terms of options will be determined by the Committee. However, the terms of Incentive Stock Options must meet all requirements of Section 422 of the Code. Currently, such requirements are (i) the option may not have a term longer than ten years, (ii) the option must not be transferable other than by will or the laws of descent and distribution and may be exercised only by the optionee during his lifetime, and (iii) the maximum aggregate fair market value of stock (determined as of the grant date) for options which are first exercisable by an optionee in any calendar year may not exceed $100,000. The maximum number of shares issuable under Incentive Stock Options is 14 million shares.

   The maximum number of (a) shares covered by market priced options plus (b) Stock Appreciation Units (as described below) which may be granted to any one individual in any calendar year may not exceed 500,000. Market priced options are those where the purchase price for the shares upon exercise is the fair market value of the shares on the grant date.

   As permitted by the Plan, senior managers have traded substantial amounts of compensation otherwise payable in cash for discount options through the Company's deferred compensation program. These options include a discount feature which does not exceed 15%. Approximately 3.4 million of the 10.8 million outstanding options were issued under the deferred compensation program.

Stock Appreciation Awards, Restricted Stock and Performance Shares

   Stock Appreciation Awards are grants of Stock Appreciation Units. A Stock Appreciation Unit is an amount equal to the appreciation in value of one share of stock from the time the Stock Appreciation Unit is granted until the time the grantee elects to receive payment. Participants who elect to receive payment of a Stock Appreciation Award will receive cash, stock or any combination thereof, as determined by the Committee, equal to such appreciation.

   Restricted Stock is stock which is subject to forfeiture until a period of time has elapsed or certain conditions have been fulfilled. The Committee may grant shares of Restricted Stock at no cost. Certificates representing shares of Restricted Stock will bear a legend referring to the Plan, noting the risk of forfeiture of the shares and stating that such shares are non-transferable until all restrictions have been satisfied and the legend has been removed. The grantee will be entitled to full voting and dividend rights for all shares of Restricted Stock from grant date.

   Performance Shares are the right to receive stock or cash equal to the fair market value of the stock at a future date. Generally, such right will be based on the attainment of targeted profit and/or other performance objectives.

   To date, the Company has not issued any Stock Appreciation Units, Restricted Stock or Performance Shares.

Cash Awards

   A Cash Award is a Benefit payable in cash. The Committee may grant Cash Awards at such times and in such amounts as it deems appropriate.

Other Stock Based Awards

   An Other Stock Based Award is an award that is valued in whole or in part by reference to, or is otherwise based on, Company stock.

Market Value

   On March 5, 2001, the closing price of the Company's common stock, as reported by the New York Stock Exchange, was $19.67 per share.

Federal Income Tax Consequences

   The following is a summary of the federal income tax consequences of the Plan, and is based on the Company's understanding of current income tax laws, regulations and rulings.

 Incentive Stock Options

   Subject to the effect of the Alternative Minimum Tax (discussed below), an optionee does not recognize income on the grant or exercise of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option and does not dispose of the shares acquired within two years from the grant date of the option nor within one year from the exercise date, the optionee will not realize any income for the bargain purchase upon option exercise, and the Company will not be entitled to a deduction for the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee). The gain or loss, if any, recognized on the disposition generally will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the sale of the shares and the basis in the shares.

   If an optionee disposes of the shares within two years from the grant date or within one year from the exercise date (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition equal to the lesser of (i) the amount realized on the Early Disposition minus the optionee's basis in the shares, or (ii) the fair market value of the shares on the exercise date minus the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such ordinary income, and the optionee will add such ordinary income to his basis in the shares. Additionally, the gain or loss, if any, recognized by the optionee on the Early Disposition of such shares will be long-term or short-term capital gain or loss, depending on the holding period of the shares.

   The excess of the fair market value of the shares at the time of exercise over the exercise price for the shares is an item of "tax preference" for alternative minimum tax purposes.

 Non-Qualified Stock Options

   Non-Qualified Stock Options do not qualify for the special tax treatment of Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant, at exercise he recognizes ordinary income equal to the difference between the fair market value of the stock on the exercise date and the amount paid for the stock. As a result of the optionee's exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

 Payment in Shares

   If the optionee exercises an option and surrenders stock already owned by him ("Old Shares"), the following rules apply:

     1. Exercise of Non-Qualified Stock Options. If the number of shares acquired on exercise ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income equal to the fair market value of the additional shares less any cash paid for them, and the Company will be entitled to a deduction equal to such income. The basis of the additional shares will be the fair market value of the shares on the exercise date, and the holding period for the additional shares will commence on the exercise date. The number of New Shares equal to the number of Old Shares surrendered will retain the basis of the Old Shares surrendered, and the holding period of those New Shares will include the holding period of the Old Shares surrendered.

     2. Exercise of an Incentive Stock Option. Except in the case of an Early Disposition, the optionee will not recognize ordinary income on the exercise of an Incentive Stock Option when Old Shares are surrendered. If the number of New Shares exceeds the number of Old Shares surrendered, the basis of the additional shares will be the amount of cash, if any, paid as a part of the exercise price. The holding period of those additional New Shares will commence on the exercise date. The number of New Shares equal to the number of Old Shares surrendered will retain the basis of the Old Shares surrendered. The holding period of those New Shares will include the holding period of the Old Shares surrendered. If the optionee exercises an Incentive Stock Option by surrendering Old Shares, then for purposes of determining whether there is an Early Disposition, the holding period for the New Shares will begin on the date the New Shares are transferred to the optionee, and the optionee will be deemed to have disposed of the New Shares with the lowest basis first.

 Stock Appreciation Awards; Restricted Stock; Performance Shares

   Recipients of Stock Appreciation Awards do not recognize income upon the grant of such an award. When a participant elects to receive payment under a Stock Appreciation Unit, he recognizes ordinary income equal to the cash and fair market value of shares received, and the Company is entitled to a deduction equal to such amount.


   Grantees of Restricted Stock and Performance Shares do not recognize income at the time of the grant. However, when shares of Restricted Stock become free from any restrictions or when Performance Shares are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

 Alternative Minimum Tax

   Section 55 of the Code imposes an alternative minimum tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" up to $175,000, plus 28% of such income in excess of $175,000, over
(ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's items of adjustment and tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers and $45,000 for married taxpayers filing jointly. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

 Limitation on Deduction

   Section 162(m) of the Code does not allow a deduction for certain payments to a covered employee to the extent such payments exceed $1,000,000. An employee is a covered employee if his compensation is reported in the Summary Compensation Table of the Proxy Statement and he is employed by the Company on December 31 of the applicable year. Section 162(m) does not apply to: (a) compensation payable solely on account of the attainment of one or more performance goals if (i) the goals are determined by a committee of two or more outside directors, (ii) the material terms under which remuneration will be paid, including the goals, are disclosed to shareholders and approved by a majority of the shareholders, and (iii), the committee certifies that the goals have been met; and (b) compensation payable under a binding contract in effect on February 17, 1993, which is not thereafter modified in any material respect. Compensation arising from Stock Options where the exercise price is no less than fair market value on the grant date is not subject to the $1,000,000 cap of Section 162(m).

 Change in Control

   If, upon a Change in Control, there is an acceleration of the vesting or payment of Benefits, including an acceleration of the exercisability of options, all or a portion of the accelerated Benefits may constitute "Excess Parachute Payments" under Section 280G of the Code. The employee receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change in Control, and the Company is not entitled to a deduction for such payment.

Vote Required for Approval

   The affirmative vote of the majority of all votes cast on the matter is required for approval of the amendment and restatement of the Plan. The Board of Directors recommends that you vote FOR approval of the amendment and restatement of the Plan.

                                PROPOSAL THREE

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   Upon recommendation of the Audit Committee, the Board has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP, or its predecessor Price Waterhouse, has been engaged as the Company's independent accountants for each year beginning with the year ended December 31, 1991.

   The fees billed by PricewaterhouseCoopers for professional services rendered in connection with fiscal year 2000 are set forth below.

 Audit Fees

   For fiscal year 2000, the aggregate fees billed or expected to be billed by PricewaterhouseCoopers for the audit of annual financial statements and reviews of the financial statements included in the Company's SEC filings were $979,658.

 Financial Information Systems Design and Implementation Fees

   The aggregate fees billed or expected to be billed by PricewaterhouseCoopers for financial information systems design and implementation services for fiscal year 2000 were $554,768.

 All Other Fees

   The aggregate fees billed or expected to be billed by PricewaterhouseCoopers for other non-audit services for fiscal year 2000 were $1,923,513.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions.

Vote Required for Ratification

   The affirmative vote of the majority of all votes cast on the matter is required for the adoption of this proposal. The Board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP.

    INFORMATION REGARDING THE COMPANY, ITS DIRECTORS AND EXECUTIVE OFFICERS

                         LEGGETT & PLATT, INCORPORATED
                         COMMON STOCK PERFORMANCE GRAPH

   Each year the Company compares the performance of its common stock to a group of peer companies. Historically, the Company has compared its performance to those companies included in SIC Code 251 Household Furniture Index ("Furniture Peer Group"). The Furniture Peer Group currently consists of 15 companies selected, prepared and published by Media General Financial Services. Because of the Company's growth in businesses outside of the furniture industry in recent years, the Company has decided to compare its performance to a group of companies that more closely resemble the Company in terms of size, diversification, organizational structure and other key business characteristics. The companies included in the new peer group are: Danaher Corporation, Dover Corporation, Eaton Corporation, Emerson Electric Co., Illinois Tool Works, Inc., Ingersoll-Rand Company, Newell Rubbermaid, Inc., Pentair Inc., PPG Industries, Inc., and SPX Corporation ("Diversified Peer Group"). While the Company continues to have a strong presence in the furniture industry, the companies in the Furniture Peer Group differ from the Company in their size, diversification, number of segments, customer base, market presence and other important attributes. Management believes the inclusion of the Diversified Peer Group will provide the Company's shareholders, potential investors and analysts with an enhanced standard for assessing the performance of the Company's common stock.

   The following graph compares the cumulative total return to shareholders on the Company's common stock over the five years ended December 31, 2000, to the returns on the S&P 500 Composite Index, the Furniture Peer Group and the Diversified Peer Group as selected by the Company. Additional information concerning the long-term performance of the Company can be found in the Annual Report to Shareholders which accompanies this Proxy Statement.

                                   [GRAPHIC]
                                [GRAPHIC]
                      Leggett &   Furniture   Diversified      S&P
                        Platt        Peer        Peer          500
                        Inc.        Group       Group         Index
--------------------------------------------------------------------
  12/29/95             $100.00      $100.00     $100.00      $100.00
  12/31/96              145.21       127.10      128.76       122.96
  12/31/97              178.02       169.13      164.87       163.96
  12/31/98              189.48       186.26      174.88       210.84
  12/31/99              187.56       170.51      182.91       255.22
12/29/2000              169.67       157.81      192.19       231.98


   The comparison assumes separate $100 investments were made on December 31, 1995, in Company common stock, the S&P 500 Composite Index, the Furniture Peer Group, and the Diversified Peer Group and that all dividends during the period have been reinvested. Returns are at December 31 of each year. The impact of income taxes is not reflected. The Furniture Peer Group index is available to shareholders by contacting the Company's Investor Relations Department (800-888-4569).

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Company's Board of Directors determines executive compensation policies and approves compensation (including stock awards and stock options) relating to the Executive Officers of the Company. Messrs. Enloe, Fisher, and Hays, each of whom are non-employee Directors, currently serve as members of the Compensation Committee. Mr. Enloe and Mr. Fisher serve as Co-Chairmen.

   The report of the Compensation Committee concerning its compensation policies applicable to the Company's Executive Officers for the fiscal year ended December 31, 2000 is set out below.

General Policies

   The Company's compensation policies are designed to attract, retain, and motivate high quality executives and align the interests of the Company's executives with the interests of its shareholders. Executive compensation is determined by both Company performance generally and the executive's individual contribution. Ownership of common stock by Company executives is strongly encouraged because it focuses the executives on the significance of maximizing shareholder value.

Determination of Salaries Generally

   Each year the Compensation Committee reviews executive salaries and, if warranted, approves management recommended changes. Management recommendations are made by the Chief Executive Officer and are developed in consultation with the Company's Human Resources Department. Merit increase guidelines are prepared annually by Company management, approved by the Compensation Committee, and apply to Company managers generally. The Compensation Committee's review of management recommendations, although largely subjective and informal, takes into consideration the Company's performance over the preceding year and each executive's individual performance related to both the overall performance of the Company and the executive's particular business unit. The Compensation Committee believes the Company's executive salaries generally have been set at conservative levels given the executives' responsibilities, experience, length of service, skills, and performance.

Salary of Chief Executive Officer

   Management recommended that Mr. Wright receive a salary increase consistent with the Company's 2000 merit increase guidelines for excellent performance. Accordingly, Mr. Wright's salary was increased 6.4% in April 2000. While the Company's performance in 1999 was attributable to the efforts of all of its employee/partners, Mr. Wright's leadership and vision were important factors in the Company's success. For the year ended December 31, 1999, the Company experienced record net earnings of $1.45 per share, representing an increase of 16.9% over 1998. For the same period, the Company's sales increased 12.1% from $3.37 billion to $3.78 billion. The Company's return on average equity for 1999 was 18.8%. The Compensation Committee believes Mr. Wright's salary is conservative given the Company's 1999 and long-term performance and his extensive experience and industry knowledge.

   Certain Executive Officers, including Mr. Wright, have employment contracts with the Company which are described in this Proxy Statement under Change-in-Control Arrangements and Employment Contracts. Under these contracts annual percentage increases in salary must, unless waived by the executive, be at least equal to the percentage increases over the previous year (to the extent not attributable to additional responsibilities) of the five highest-paid executives other than the Executive Officer in question and Mr. Wright. This contractual provision did not affect the salary increase approved for Mr. Wright in 2000.

Determination of Bonuses Generally

   Executive Officers may be awarded bonuses under the Company's 1999 Key Officers Incentive Compensation Plan (the "Bonus Plan"). All Bonus Plan bonuses (except for a 10% discretionary portion) are directly tied to a pre-established formula. The formula is based on (i) after-tax returns on the Company's adjusted average equity ("ROAAE") and (ii) EBIT (earnings before interest and taxes) returns on adjusted net assets ("ROANA"). Equal weight in the formula is given to ROAAE and ROANA.

   Each participant's bonus is determined by applying the bonus formula to a percentage of the participant's salary (the "target percentage"). Target percentages for the Executive Officers listed in the Summary Compensation Table were established upon the adoption of the Bonus Plan in 1999. These percentages are consistent with the target percentages previously established under the Company's Key Management Incentive Compensation Plan (the "Incentive Plan"). If threshold ROAAE or ROANA levels are met, a portion of the applicable target percentage becomes payable. This portion increases as the returns increase above the thresholds. Total bonuses to all Bonus Plan and Incentive Plan participants may not exceed 4% of EBIT.

   Subject to the overall EBIT limit on bonuses, the bonus may be greater than 100% of the target percentage. In 2000, thresholds were exceeded and total bonuses for each of the Executive Officers were 178.4% of their respective 1999 target percentages. Total bonus payments were well below the overall EBIT limits in 2000. Thresholds and performance criteria in 2000 for the Bonus Plan were the same as the criteria in 1998 and 1999, and are anticipated to be the same in 2001.

Bonus of Chief Executive Officer

   Mr. Wright's target percentage in 2000 was 60% of his salary. His target percentage has been 60% since 1997. His bonus was determined by the application of the bonus formula in the same manner as other bonuses were determined under the Bonus Plan.

Stock Options

   Options to purchase the Company's common stock tie the interests of Company executives directly to the performance of the common stock. Stock options represent a significant portion of the overall compensation package of each Executive Officer and a large group of other Company managers. Only through enhancing shareholder wealth will the Company's Executive Officers and other managers receive the full potential of this important part of their compensation package. Approximately 1,600 employees, including Executive Officers, presently hold stock options. The "Option Grants in 2000" table located on page 16 provides a description of the options granted to those of the five most highly compensated Executive Officers who received option grants during 2000.

Other Stock-Based Compensation

   In addition to stock options, the Company has other compensation plans that encourage executive ownership of Company common stock. Executive Officers and over 8,000 other employees contribute their own funds toward the purchase of common stock under various stock purchase plans.

   The Company's Executive Officers participate in the Company's Executive Stock Purchase Program ("ESPP"). The purpose of the ESPP is to assist Company management employees in saving for their retirement while building a long-term stake in the Company.

   The ESPP permits the Company to grant cash awards equal to 50% of an executive's "Eligible Contributions" to the Company's 1989 Discount Stock Plan, plus an additional amount which is withheld to pay a portion of the executive's federal and state taxes attributable to the cash awards ("Tax Offset Bonus"). The Discount Stock Plan is a plan qualified under Section 423 of the Internal Revenue Code under which employees may purchase Company common stock at a discount. "Eligible Contributions" are contributions made by the executive to the Discount Stock Plan of up to 5.7% of his compensation above his compensation base (in most cases $22,374). The ESPP also provides for an additional cash award in the amount of 50% of Eligible Contributions plus a Tax Offset Bonus if performance criteria are met for the year. The performance criteria in 2000 was 12.5% return on average equity, which was the same as the goal in 1998 and 1999. The performance goal was met in 2000.

   Due to provisions in the Internal Revenue Code, Mr. Wright and certain other Executive Officers may participate only partially in the ESPP. For this reason, they receive stock awards under the Company's 1989 Flexible Stock Plan. These stock awards are substantially similar in effect to participation in the ESPP.

Other Matters

   Due to limitations imposed by the Internal Revenue Code, Mr. Wright and other Executive Officers have been unable for several years to fully participate in the Company's tax-qualified Retirement Plan. For this reason the Compensation Committee approved payments to these Executive Officers in 2000 to compensate them for the reductions (through 2000) of their retirement benefits resulting from their inability to fully participate in the Retirement Plan.

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Company's Chief Executive Officer and four other most highly compensated Executive Officers. Certain performance-based compensation, including bonuses under the Company's Bonus Plan, is specifically exempt from the deduction limit. The Company's policy is to take reasonable and practical steps to avoid or minimize the amount of compensation that exceeds the $1 million cap.

                              R. Ted Enloe, III, Co-Chairman
                              Richard T. Fisher, Co-Chairman
                              Thomas A. Hays

                  EXECUTIVE COMPENSATION AND RELATED MATTERS

   The following table sets forth a summary of certain compensation provided to the Company's five most highly compensated Executive Officers for each of the three years in the period ended December 31, 2000.

                          SUMMARY COMPENSATION TABLE

                                                              Long-Term
                                 Annual Compensation         Compensation
                         ----------------------------------- ------------
                                                              Securities    All Other
Name and Principal                              Other Annual  Underlying   Compensation
Position                 Year  Salary   Bonus   Compensation  Options(#)       (6)
------------------       ---- -------- -------- ------------ ------------  ------------
Harry M. Cornell, Jr.... 2000 $603,000 $400,000     --             -0-       $193,207
 Chairman of the Board   1999 $620,885 $513,157     --         120,869(1)    $210,446
                         1998 $667,231 $654,810     --          55,200(1)    $219,520

Michael A. Glauber...... 2000 $328,341 $157,261     --             -0-       $ 72,895
 Senior Vice President,  1999 $304,890 $248,717     --          49,563(2)    $ 75,335
 Finance and
  Administration         1998 $294,423 $219,110     --          12,829(2)    $ 69,692

David S. Haffner........ 2000 $472,411 $252,042     --          38,700(3)    $112,296
 Executive Vice
  President and          1999 $435,566 $399,123     --         118,527(3)    $ 97,426
 Chief Operating Officer
  and                    1998 $393,385 $290,887     --          33,655(3)    $ 85,262
 Director

Robert A. Jefferies,
 Jr..................... 2000 $414,138 $198,721     --          49,959(4)    $ 85,335
 Senior Vice President,  1999 $388,422 $314,377     --          83,490(4)    $ 85,328
 Mergers, Acquisitions
  and                    1998 $376,846 $277,287     --          22,884(4)    $ 79,930
 Strategic Planning and
  Director

Felix E. Wright......... 2000 $698,180 $447,957     --          94,515(5)    $201,889
 President and Chief
  Executive              1999 $652,874 $709,084     --         452,412(5)    $189,157
 Officer and Vice        1998 $620,308 $614,514     --          85,715(5)    $174,052
 Chairman
 of the Board

---------------------
(1) 1999 includes stock options for 18,494 shares awarded Mr. Cornell in lieu of $251,618 of 1999 bonus. 1998 includes stock options for 50,004 shares awarded in lieu of $654,810 of 1998 bonus. (The bonus foregone is also shown in the "Bonus" column.)
(2) 1999 includes stock options for 1,063 shares awarded Mr. Glauber in lieu of $15,085 of 1999 salary. 1998 includes stock options for 12,542 shares awarded in lieu of $215,307 of 1998 salary. (The salary foregone is also shown in the "Salary" column.)
(3) 2000 includes stock options for 24,000 shares awarded Mr. Haffner in lieu of $252,042 of 2000 bonus and 14,700 shares awarded in lieu of $200,000 of 2000 salary. 1999 includes stock options for 29,336 shares awarded in lieu of $399,123 of 1999 bonus and 19,091 shares awarded in lieu of $250,000 of 1999 salary. 1998 includes stock options for 19,091 shares awarded in lieu of $250,000 of 1998 bonus and 14,564 shares awarded in lieu of $250,000 of 1998 salary. (The salary and bonus foregone are also shown in the "Salary" and "Bonus" columns.)
(4) 2000 includes stock options for 18,923 shares awarded Mr. Jefferies in lieu of $198,721 of 2000 bonus and 31,036 shares awarded in lieu of $416,463 of 2000 salary and certain other benefits. 1999 includes stock options for 22,215 shares awarded in lieu of $315,474 of 1999 salary. 1998 includes stock options for 22,198 shares awarded in lieu of $373,129 of 1998 salary. (The salary and bonus foregone are also shown in the "Salary" and "Bonus" columns.)
(5) 2000 includes stock options for 42,656 shares awarded Mr. Wright in lieu of $447,957 of 2000 bonus and 51,859 shares awarded in lieu of $705,562 of 2000 salary and certain other benefits. 1999 includes stock options for 52,118 shares awarded in lieu of $709,084 of 1999 bonus and 50,294 shares awarded in lieu of $658,614 of 1999 salary and certain other benefits. 1998 includes stock options for 46,927 shares awarded in lieu of $614,514 of 1998 bonus and 35,960 shares awarded in lieu of $616,711 of 1998 salary. (The salary and bonus foregone are also shown in the "Salary" and "Bonus" columns.)
(6) The majority of All Other Compensation represents awards under the Company's Executive Stock Purchase Program ("ESPP") and Flexible Stock Plan which replace benefits not available to the Executive Officers under the Company's tax-qualified defined contribution plan. The amounts disclosed for 2000 include: life insurance premiums (Cornell -- $1,882, Wright -- $876); disability insurance premiums (Glauber -- $4,979, Haffner -- $4,797, Jefferies -- $4,057); ESPP and stock awards (Cornell -- $164,916, Glauber -- $60,645, Haffner -- $104,914, Jefferies -- $68,031,
    Wright -- $160,052); payments made to compensate for reductions in retirement benefits resulting from the inability to fully participate in the Company's tax-qualified defined benefit retirement plan (Cornell -- $21,465, Glauber -- $4,883, Haffner -- $1,776, Jefferies -- $9,197, Wright
    -- $34,643); and life insurance income (Cornell -- $4,944, Glauber -- $2,388, Haffner -- $809, Jefferies -- $4,050, Wright -- $6,318).

Stock Option Information

   The following table provides information concerning stock options granted during the year ended December 31, 2000, to the Executive Officers named above.

                             OPTION GRANTS IN 2000

                                      % of                                Potential Realizable Value at
                                      Total            Market             Assumed Annual Rates of Stock
                                     Options  Exercise  Price             Price Appreciation for Option
                         Options     Granted   Price     on                          Term(1)
                         Granted    in Fiscal  ($ per  Date of Expiration ------------------------------
Name                       (#)        Year     Share)   Grant     Date       0%        5%        10%
----                     -------    --------- -------- ------- ---------- -------- ---------- ----------
D. Haffner.............. 24,000(2)     6.0%    $3.09   $15.44  12/14/2015 $296,400 $  696,208 $1,473,761
                         45,184(3)             $3.09   $15.44  12/14/2015 $558,022 $1,310,727 $2,774,601

R. Jefferies, Jr........ 65,283(4)    11.4%    $3.09   $15.44   3/06/2015 $806,082 $1,893,432 $4,008,133
                         18,923(2)             $3.09   $15.44  12/14/2015 $233,699 $  548,931 $1,161,999
                         46,514(3)             $3.09   $15.44  12/14/2015 $574,448 $1,349,308 $2,856,272

F. Wright............... 42,656(2)     9.8%    $3.09   $15.44  12/14/2015 $526,802 $1,237,393 $2,619,365
                         69,633(3)             $3.09   $15.44  12/14/2015 $859,968 $2,019,959 $4,275,934

--------------------
(1) These dollar amounts represent a hypothetical increase in the price of the Common Stock from the date of option grant until its expiration date at the rate of 0%, 5% and 10% per annum compounded.
(2) Stock option grant in lieu of 2000 bonus. The options are vested but do not become exercisable until December 15, 2001.
(3) Stock option grant in lieu of 2001 salary. The options vest as salary is earned but do not become exercisable until January 1, 2002.
(4) Stock option grant in lieu of 1998 bonus, 1999 salary and bonus, and 2000 salary. The options are vested but do not become exercisable until March 7, 2001.

   The table below provides information concerning stock options exercised during the year ended December 31, 2000, by the five named Executive Officers and stock options held by them as of December 31, 2000.

              OPTION EXERCISES IN 2000 AND 12/31/00 OPTION VALUES

                                                                        Value of Unexercised In-
                                                Number of Unexercised             the-
                           Shares                Options at 12/31/00    Money Options at 12/31/00
                          Acquired    Value   ------------------------- -------------------------
Name                     On Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Harry M. Cornell, Jr....        0    $      0   333,717       77,000    $3,851,330   $  100,078
Michael A. Glauber......        0    $      0   230,562       40,584    $2,658,661   $  156,173
David S. Haffner........   73,000    $419,933   318,422      124,168    $4,703,731   $1,252,739
Robert A. Jefferies,
 Jr.....................        0    $      0   389,746      179,820    $5,254,730   $2,228,085
Felix E. Wright.........        0    $      0   687,048      372,289    $8,671,846   $1,779,781

Retirement Plan

   The Company has a voluntary, tax-qualified, defined benefit pension plan (the "Retirement Plan"). The Retirement Plan requires a contribution from participating employees of 2% of base salary. Employees are not permitted to discontinue contributions to the Retirement Plan while still in the employ of the Company. Normal monthly retirement benefits are the sum of 1% of the employee's average monthly earnings for each year of participation in the Retirement Plan. Earnings for purposes of the Retirement Plan include only salary or wages.

   Mr. Cornell reached age 70 1/2 on April 5, 1999. Under the Retirement Plan he was required to begin receiving monthly retirement income no later than April 1, 2000. Mr. Cornell elected to receive his account contributions in a lump sum and the Company portion of his benefit in 180 guaranteed payments, retroactive to February 1, 1999. Accordingly, Mr. Cornell received $324,977 for the lump sum payment and monthly payments totaling $44,708 in 2000. Projected annual benefits payable to Mr. Cornell in 2001 are $25,776.

   The estimated annual benefits payable upon normal retirement (age 65) for the remaining Executive Officers are listed below.

                                                               Projected Annual
   Executive Officer                                          Retirement Benefit
   -----------------                                          ------------------
   Michael A. Glauber........................................      $40,130
   David S. Haffner..........................................      $53,516
   Robert A. Jefferies, Jr...................................      $36,893
   Felix E. Wright...........................................      $48,367

   As described below, Messrs. Cornell and Wright are entitled to supplemental pension payments. If Mr. Cornell retired at December 31, 2001, his estimated annual supplemental pension payment would be $762,848. If Mr. Wright retired at December 31, 2001, his estimated annual supplemental pension payment would be $406,879. Messrs. Cornell and Wright's annual pension payments are based upon 65% and 35%, respectively, of the average of their highest consecutive five-year earnings.

Change-in-Control Arrangements and Employment Contracts

   Messrs. Cornell, Jefferies and Wright are parties to severance benefit agreements with the Company. The severance benefit agreements have no fixed expiration dates. Messrs. Cornell, Jefferies and Wright are parties to employment contracts with the Company that expire on May 10, 2002, December 31, 2006, and October 1, 2002, respectively, subject to certain provisions which allow earlier termination in the event of total disability and for cause. Under Mr. Jefferies and Mr. Wright's employment contracts, compensation levels are at the discretion of the Company's Compensation Committee subject to the provision that annual percentage increases in salary must, unless waived by the executive, be at least equal to percentage increases over the previous year (to the extent increases were not attributable to additional responsibilities) of the salaries of the Company's five highest paid executives other than the executive and the Company's Chief Executive Officer.

   Mr. Cornell and Mr. Wright are entitled to a supplemental pension in addition to the pension each is entitled to under the Retirement Plan. Mr. Cornell is entitled to the supplemental pension upon termination of employment, while Mr. Wright is entitled to the supplemental pension beginning the later of termination of employment or the expiration of any consulting agreement (as described below). The supplemental pension will be for life or 15 years, whichever is longer. Annual pension payments are based on the average of each executive's highest consecutive five-year earnings ("Average Earnings"). These payments are 65% and 35% of Average Earnings for Mr. Cornell and Mr. Wright, respectively. While each of Mr. Cornell and Mr. Wright receives supplemental pension payments, the Company will provide each of them and his respective dependents with life, hospitalization, and medical insurance benefits.

   If either Mr. Jefferies or Mr. Wright is terminated without cause, each is entitled to continue to receive his total compensation at the time of his termination until the earlier of five years after termination or December 31, 2006, in the case of Mr. Jefferies, and October 1, 2002, in the case of Mr. Wright.

   Mr. Cornell and Mr. Wright may elect to enter into two-year consulting agreements within 120 days after termination of employment, except in the case of total disability or termination for cause. Mr. Cornell will be paid for consulting services in amounts equal to 100% for the first year and 75% for the second year of his total 1998 compensation. Mr. Wright will be paid an amount equal to 60% of Average Earnings for each year of his consulting agreement.

   In the event of a hostile change-in-control, Mr. Jefferies may elect to enter into a consulting agreement in which he will be paid an amount equal to 100% for the first year and 75% for the second year of total cash compensation in the year immediately preceding termination.

   The severance benefit agreements entitle the covered executives to severance benefits if, during any 36-month period following a change-in-control of the Company, (i) the executive's employment is terminated by the Company (except for cause or disability), or (ii) the executive terminates his employment for "good reason." The severance benefits include the payment in 36 monthly installments of an amount equal to three times the executive's annual salary plus bonus. The severance benefits also include participation in certain fringe benefits, the immediate vesting of stock options, and the purchase by the Company of all Common Stock offered by the executive to the Company. All amounts received by the executive as cash compensation from a new full time job will reduce the cash severance payments dollar for dollar. Similarly, any fringe benefits the executive receives from his new job will reduce any fringe benefits the Company is then providing. However, the executive is not required to mitigate the severance benefits he obtains.

   The agreements further provide that within one year following a change-in-control opposed by a majority of the Directors, the executive may elect to terminate his employment for any reason and receive, in lieu of the benefits described above, a lump sum payment equal to 75% of the executive's cash compensation preceding the year of termination and certain fringe benefits for one year.

   If Mr. Cornell, Mr. Wright or Mr. Jefferies elects to take the severance benefits provided, he will forfeit his right to enter into the two-year consulting agreement with the Company described above.

Related Transactions

   Mr. Cornell leases to the Company, on a month-to-month basis, certain real estate located in Keystone, Colorado. In 2000, the lease was for $1,925 per month.

   Pace Industries, Inc., a subsidiary of the Company, leases its corporate offices in Fayetteville, Arkansas as a sublessee for a portion of the space under a lease held by Gaddy Investment Company ("GICO"), a corporation controlled by Mr. Gaddy. Mr. Gaddy is the Chairman and 100% stockholder of GICO. Rental expense under this lease was $232,179 for 2000. Management believes that the terms of this lease agreement are at least as favorable as could have been obtained from unaffiliated third parties.

   During 2000, Mr. Gaddy, either personally or through GICO or Vestamerica, Inc., an entity wholly owned by him, reimbursed Pace Industries, Inc. $98,088 for airplane usage.

   Mr. Clark received a gratuity from the Company of $2,500 in appreciation for his participation in a meeting concerning the Company's e-business ideas and information technology.

   Locke Liddell & Sapp LLP performed legal services for the Company in 2000, and it is anticipated that they will perform legal services for the Company in 2001. Mr. Purnell is a partner in Locke Liddell & Sapp LLP.

   In 2000, the Company purchased shares of common stock from several of its Executive Officers and Directors. These purchases were made at prevailing market prices at the time of purchase. Details of the purchases are set out below.

      Purchase                                          Number               Market Price
      Date                     Name                    of Shares              per Share
      --------                 ----                    ---------             ------------
      March 20           Robert G. Griffin               35,435                 $20.00
      April 5            Robert G. Griffin                  811                 $21.06
      October 23         Bob L. Gaddy                   100,000                 $15.18
      December 19        Allan J. Ross                    2,884                 $15.87

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors is comprised of seven non-employee Directors who are independent as required by the rules of the New York Stock Exchange. The members of the Audit Committee are Mr. Bentele, Mr. Clark, Mr. Fisher, Mr. Hays, Mr. Levine, Mr. Purnell, and Ms. Walton. Mr. Bentele serves as the Audit Committee's chairman. The Audit Committee operates under a written charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix B).

   Management is responsible for the Company's financial statements and financial reporting process, including the system of internal controls. The Company's independent accountants, PricewaterhouseCoopers, are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. The Audit Committee's responsibilities are to monitor and oversee these processes, to provide recommendations to the Board regarding the independence of and risk assessment procedures used by the Company's outside auditors, and to oversee the Company's compliance with various laws and regulations.

   The Audit Committee held five meetings during 2000. At these meetings, the Audit Committee reviewed and discussed the Company's financial statements with management and PricewaterhouseCoopers. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and discussed PricewaterhouseCoopers' independence.

   In its evaluation of PricewaterhouseCoopers' independence, the Audit Committee was provided by PricewaterhouseCoopers with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining PricewaterhouseCoopers' independence.

   Based on the discussions with management and PricewaterhouseCoopers concerning the audit, the independence discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K.

                            Raymond F. Bentele (Chairman)
                            Ralph W. Clark
                            Richard T. Fisher
                            Thomas A. Hays
                            Alexander M. Levine
                            Maurice E. Purnell, Jr.
                            Alice L. Walton

                           OWNERSHIP OF COMMON STOCK

   The table below sets forth the beneficial ownership of common stock on March 5, 2001, by the Company's Directors, the five most highly compensated Executive Officers, and all Directors and Executive Officers as a Group.

                                                            Common Stock
                                                        -----------------------
                                                        Beneficially     % of
Directors and Executive Officers                          Owned(1)     Class(2)
--------------------------------                        ------------   --------
Raymond F. Bentele, Director...........................      11,425       --
Ralph W. Clark, Director...............................         800       --
Harry M. Cornell, Jr., Chairman of the Board...........   5,303,767      2.70%
Robert Ted Enloe, III, Director........................      15,045       --
Richard T. Fisher, Director............................     117,800       --
Bob L. Gaddy, Senior Vice President and Chairman and
 Chief Executive Officer of Aluminum Products and
 Director..............................................   1,413,579(3)    .72%
Michael A. Glauber, Senior Vice President, Finance and
 Administration........................................     551,898       .28%
David S. Haffner, Executive Vice President and Chief
 Operating Officer and Director........................     872,183       .44%
Thomas A. Hays, Director...............................      37,015       --
Robert A. Jefferies, Jr., Senior Vice President,
 Mergers, Acquisitions and Strategic Planning and
 Director..............................................     950,139       .48%
Alexander M. Levine, Director..........................   1,003,648       .51%
Duane W. Potter, Senior Vice President and Director....     524,306       .27%
Maurice E. Purnell, Jr., Director......................      22,324       --
Alice L. Walton, Director..............................     235,739       .12%
Felix E. Wright, President and Chief Executive Officer
 and Director..........................................   2,724,757(4)   1.38%
All Executive Officers and Directors as a Group (21
 Persons)..............................................  14,255,000      7.18%

---------------------
(1) The shares shown above as beneficially owned include those shares the following persons have the right to acquire within 60 days from March 5, 2001 by way of option exercise: Mr. Bentele--7,425; Mr. Cornell--197,717; Mr. Enloe--11,045; Mr. Gaddy--285,010; Mr. Glauber--181,112; Mr. Haffner--
    322,172; Mr. Hays--12,015; Mr. Jefferies--385,779; Mr. Potter--116,218;
    Mr. Purnell--12,324; Ms. Walton--8,231; Mr. Wright--591,048; and all Executive Officers and Directors as a group (21 Persons)--2,356,836.
(2) Beneficial ownership of less than .1% of the class is not shown.
(3) Includes 7,999 shares held by a private charitable foundation of which Mr. Gaddy is co-trustee. He shares voting and investment power of these shares.
(4) Includes 95,962 shares held as trustee for the Felix S. and Opal Wright Unified Credit and GST Trust and 36,484 shares held as trustee for the Felix S. and Opal Wright Residuary Trust.

Security Ownership of Certain Beneficial Owners

   The Company knows of no beneficial owner of more than 5% of its common stock as of March 5, 2001, except as set out below.

                                                   Amount and Nature of Percent
Name and Address of Beneficial Owner               Beneficial Ownership of Class
------------------------------------               -------------------- --------
FMR Corp..........................................      18,185,462(1)     9.3%
 82 Devonshire Street
 Boston, MA 02109

AXA Financial, Inc................................      11,619,988(2)     5.9%
 1290 Avenue of the Americas
 11th Floor
 New York, NY 10104

---------------------
(1) FMR Corp. has sole dispositive power with respect to 18,185,462 shares and sole voting power with respect to 727,597 shares. This information is based on Amendment No. 6 to Schedule 13G of FMR Corp., dated February 14, 2001, which reported beneficial ownership as of December 31, 2000.
(2) AXA Financial, Inc. has sole dispositive power with respect to 11,619,988 shares, shared voting power with respect to 1,156,715 shares and sole voting power with respect to 5,178,740 shares. This information is based on Schedule 13G of AXA Financial, Inc., dated February 12, 2001, which reported beneficial ownership as of December 31, 2000.

                                FINANCIAL DATA

   The Company's Annual Report containing financial statements of the Company for the year ended December 31, 2000, has been enclosed in the same mailing with this Proxy Statement.

                          2002 SHAREHOLDER PROPOSALS

   Shareholder proposals must conform to the Company's Bylaws and the requirements of the Securities and Exchange Commission ("SEC"). If a shareholder intends to present a proposal at the 2002 Annual Meeting, SEC rules require that the Company receive the proposal by November 30, 2001, for possible inclusion in the Proxy Statement. The Company will determine whether to include a proposal in the Proxy Statement in accordance with SEC rules governing the solicitation of proxies.

   If a shareholder intends to nominate a candidate for Director, the Company's Bylaws require that the Company receive timely notice of the nomination. A nomination for the 2002 Annual Meeting will be considered timely if it is received by February 8, 2002. The notice of nomination must describe various matters specified in the Company's Bylaws, including the name and address of the shareholder making the nomination, the number of shares held by the shareholder, each proposed nominee, each of their occupations, and certain other information.

   If a shareholder intends to bring other business before the 2002 Annual Meeting, the Company's Bylaws require that the Company receive notice between January 9, 2002, and January 29, 2002. The notice must include a description of the proposed business, the name and address of the shareholder and number of shares held, any material interest of the shareholder in the business, and other matters specified in the Company's Bylaws. The nature of the business also must be appropriate for shareholder action under applicable law.

   The Bylaw requirements also apply in determining whether notice is timely under SEC rules relating to the exercise of discretionary voting authority.

   Each notice must be given to the Secretary of the Company, whose address is No. 1 Leggett Road, Carthage, Missouri 64836.

                                 OTHER MATTERS

   The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote the proxy in accordance with their judgment. The proxy gives them discretionary authority to vote on any additional matters that come before the meeting.

                                          By Order of the Board of Directors

                                          Ernest C. Jett
                                          Secretary

Carthage, Missouri
March 30, 2001

                                                                      APPENDIX A

                         LEGGETT & PLATT, INCORPORATED

                            1989 FLEXIBLE STOCK PLAN
            (As amended and restated in its entirety on May 9, 2001)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I
NAME AND PURPOSE...........................................................    1
    1.1 Name...............................................................    1
    1.2 Purpose............................................................    1

                                   ARTICLE II

DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION.............................   1
    2.1 General Definitions................................................   1
          (a)  Affiliate...................................................   1
          (b)  Agreement...................................................   1
          (c)  Benefit.....................................................   1
          (d)  Board.......................................................   1
          (e)  Cash Award..................................................   1
          (f)  Change in Control...........................................   1
          (g)  Code........................................................   1
          (h)  Company.....................................................   1
          (i)  Committee...................................................   1
          (j)  Common Stock................................................   1
          (k)  2001 Plan Amendments........................................   1
          (l)  Effective Date..............................................   2
          (m)  Employee....................................................   2
          (n)  Employer....................................................   2
          (o)  Exchange Act................................................   2
          (p)  Fair Market Value...........................................   2
          (q)  Fiscal Year.................................................   2
          (r)  ISO.........................................................   2
          (s)  NQSO........................................................   2
          (t)  Option......................................................   2
          (u)  Other Stock Based Award.....................................   2
          (v)  Parent......................................................   2
          (w)  Participant.................................................   2
          (x)  Performance Share...........................................   2
          (y)  Plan........................................................   2
          (z)  Restricted Stock............................................   2
          (aa) Rule 16b-3..................................................   2
          (bb) SEC.........................................................   2
          (cc) Share.......................................................   2
          (dd) Stock Appreciation Award....................................   2
          (ee) Stock Appreciation Unit.....................................   2
          (ff) Subsidiary..................................................   2

                                                                            Page
                                                                            ----
    2.2  Other Definitions................................................    2
    2.3  Conflicts in Plan................................................    2

                                  ARTICLE III

 COMMON STOCK..............................................................   3
    3.1  Number of Shares.................................................    3
    3.2  Reusage..........................................................    3
    3.3  Adjustments......................................................    3

                                   ARTICLE IV

 ELIGIBILITY...............................................................   3
    4.1  Determined by Committee..........................................    3

                                   ARTICLE V

 ADMINISTRATION............................................................   3
    5.1  Committee........................................................    3
    5.2  Authority........................................................    3
    5.3  Determinations...................................................    4
    5.4  Delegation.......................................................    4

                                   ARTICLE VI

 AMENDMENT.................................................................   4
    6.1  Power of Board...................................................    4
    6.2  Limitation.......................................................    4

                                  ARTICLE VII

 TERM AND TERMINATION......................................................   4
    7.1  Term.............................................................    4
    7.2  Termination......................................................    4

                                  ARTICLE VIII

 MODIFICATION OR TERMINATION OF BENEFITS...................................   4
    8.1  General..........................................................    4
    8.2  Committee's Right................................................    5

                                   ARTICLE IX

 CHANGE IN CONTROL.........................................................   5
    9.1  Right of Committee...............................................    5

                                   ARTICLE X

 AGREEMENTS AND CERTAIN BENEFITS...........................................   5
    10.1 Grant Evidenced by Agreement.....................................    5
    10.2 Provisions of Agreement..........................................    5

                                   ARTICLE XI

 REPLACEMENT AND TANDEM AWARDS.............................................   5
    11.1 Replacement......................................................    5
    11.2 Tandem Awards....................................................    6

                                                                            Page
                                                                            ----

                                  ARTICLE XII

 PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING..............................   6
    12.1 Payment..........................................................    6
    12.2 Dividend Equivalents.............................................    6
    12.3 Deferral.........................................................    6
    12.4 Withholding......................................................    6

                                  ARTICLE XIII

 OPTIONS...................................................................   6
    13.1 Types of Options.................................................    6
    13.2 Shares for ISOs..................................................    6
    13.3 Grant of ISOs and Option Price...................................    6
    13.4 Other Requirements for ISOs......................................    6
    13.5 NQSOs............................................................    6
    13.6 Determination by Committee.......................................    7

                                  ARTICLE XIV

 STOCK APPRECIATION AWARDS.................................................   7
    14.1 Description......................................................    7
    14.2 Grant of Tandem Award............................................    7
    14.3 ISO Tandem Award.................................................    7
    14.4 Payment of Award.................................................    7

                                   ARTICLE XV

 RESTRICTED STOCK..........................................................   7
    15.1 Description......................................................    7
    15.2 Cost of Restricted Stock.........................................    7
    15.3 Non-Transferability..............................................    7

                                  ARTICLE XVI

 PERFORMANCE SHARES........................................................   7
    16.1 Description......................................................    7
    16.2 Grant............................................................    7

                                  ARTICLE XVII

 CASH AWARDS...............................................................   8
    17.1 Grant............................................................    8
    17.2 Restrictions.....................................................    8

                                 ARTICLE XVIII

 OTHER STOCK BASED AWARDS AND OTHER BENEFITS...............................   8
    18.1 Other Stock Based Awards.........................................    8
    18.2 Other Benefits...................................................    8

                                  ARTICLE XIX

 MISCELLANEOUS PROVISIONS..................................................   8
    19.1 Underscored References...........................................    8
    19.2 Governing Law....................................................    8
    19.3 Purchase for Investment..........................................    8
    19.4 No Employment Contract...........................................    8
    19.5 No Effect on Other Benefits......................................    8
    19.6 Limitation on Certain Benefits...................................    8

                                                                     APPENDIX A

                         LEGGETT & PLATT, INCORPORATED

                           1989 FLEXIBLE STOCK PLAN
           (As amended and restated in its entirety on May 9, 2001)

                                   ARTICLE I

                               NAME AND PURPOSE

   1.1 Name. The name of the Plan is the "Leggett & Platt, Incorporated 1989 Flexible Stock Plan."

   1.2 Purpose. The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals, to encourage ownership of the Company's Common Stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards.

                                  ARTICLE II

                DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

   2.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

     (a) Affiliate. A Parent, Subsidiary, or any directly or indirectly owned partnership or limited liability company of the Company.

     (b) Agreement. The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

     (c) Benefit. Any benefit granted to a Participant under the Plan.

     (d) Board. The Board of Directors of the Company.

     (e) Cash Award. A Benefit payable in the form of cash.

     (f) Change in Control. The acquisition, without the approval of the Board, by any person or entity, other than the Company or a Related Entity, of more than 20% of the outstanding Shares through a tender offer, exchange offer or otherwise; the liquidation or dissolution of the Company following the sale or other disposition of all or substantially all of its assets; a merger or consolidation involving the Company which results in the Company not being the surviving parent corporation; or any time during any two-year period in which individuals who constituted the Board at the start of such period (or whose election was approved by at least two-thirds of the then members of the Board who were members at the start of the two-year period) do not constitute at least 50% of the Board for any reason. A Related Entity is a Subsidiary or any employee benefit plan (including a trust forming a part of such a plan) maintained by the Company or a Subsidiary.

     (g) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

     (h) Company. Leggett & Platt, Incorporated.

     (i) Committee. The Committee described in Section 5.1 or, in the absence of the Committee, the Board.

     (j) Common Stock. The Company's $.01 par value Common Stock.

     (k) 2001 Plan Amendments. The amendments to the Plan approved by the Board of Directors on February 14, 2001.

     (l) Effective Date. The date that the amended and restated Plan, including the 2001 Plan Amendments, is approved by the shareholders of the Company which must occur within one year before or after approval by the Board.

     (m) Employee. Any person employed by the Employer.

     (n) Employer. The Company and all Affiliates.

     (o) Exchange Act. The Securities Exchange Act of 1934, as amended.

     (p) Fair Market Value. The closing price of Shares on the New York Stock Exchange on a given date as reported on the New York Stock Exchange composite tape, or, in the absence of sales on a given date, the closing price (as so reported) on the New York Stock Exchange on the last day on which a sale occurred prior to such date.

     (q) Fiscal Year. The taxable year of the Company which is the calendar year.

     (r) ISO. An Option that meets the requirements of Section 422 of the Code.

     (s) NQSO. An Option that does not qualify as an ISO.

     (t) Option. An option to purchase Shares granted under the Plan.

     (u) Other Stock Based Award. An award under ARTICLE XVIII that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

     (v) Parent. Any entity (other than the Company or a Subsidiary) in an unbroken chain of entities ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the entities (other than the Company or a Subsidiary) owns 50% or more of the total combined voting power of all classes of stock or ownership interests (if applicable) in one of the other entities in such chain.

     (w) Participant. An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees; members of the Board who are not Employees; employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest; individuals who, and employees and owners of entities which, are customers and suppliers of an Employer; individuals who, and employees and owners of entities which, render services to an Employer; and individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described.

     (x) Performance Share. A Share awarded to a Participant under ARTICLE XVI of the Plan.

     (y) Plan. The Leggett & Platt, Incorporated 1989 Flexible Stock Plan, as amended and restated as of the Effective Date, and all subsequent amendments and supplements to it.

     (z) Restricted Stock. Shares issued under ARTICLE XV of the Plan.

     (aa) Rule 16b-3. Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

     (bb) SEC. The Securities and Exchange Commission.

     (cc) Share. A share of Common Stock.

     (dd) Stock Appreciation Award. An award of Stock Appreciation Units under ARTICLE XIV of the Plan.

     (ee) Stock Appreciation Unit. To the extent provided in the Plan, and only to such extent, a Share.

     (ff) Subsidiary. Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the corporations in such chain.

   2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any agreement may be defined in other portions of the Plan or in such Agreement.

   2.3 Conflicts in Plan. In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the ARTICLE of the Plan which specifically grants such Benefit shall control those in a different ARTICLE.

                                  ARTICLE III

                                 COMMON STOCK

   3.1 Number of Shares. The number of Shares which may be issued or sold or for which Options, Stock Appreciation Awards or Performance Shares may be granted under the Plan after the Effective Date shall be the sum of (a) all Shares which are issuable under options granted under the Plan which remain unexercised on the Effective Date, (b) all Shares authorized and available for issuance or grant as Benefits immediately prior to the Effective Date and (c) 4,000,000 Shares. Such number of Shares shall increase annually, effective as of the first day of each Fiscal Year, commencing with the Fiscal Year beginning in 1995, by the number of Shares equal to .5% of the number of outstanding Shares as of the first day of such Fiscal Year. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. Notwithstanding the preceding sentence, only Shares held in the treasury may be used to provide a Benefit to a Participant if the use of authorized but unissued Shares would violate any applicable law or governmental agency or other rule or regulation.

   3.2 Reusage. If an Option or Stock Appreciation Award expires or is terminated, surrendered, or cancelled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or Stock Appreciation Award, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. In addition, Shares delivered to the Company by an Option holder as payment of the exercise price for any Option shall again be available for use under the Plan.

   3.3 Adjustments. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares, the number of Stock Appreciation Units and number and class of Shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards, as well as any limits on grants to any individual, and the number of Shares subject to outstanding Options, Stock Appreciation Units, grants of Restricted Stock and Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                                  ARTICLE IV

                                  ELIGIBILITY

   4.1 Determined by Committee. The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer.

                                   ARTICLE V

                                ADMINISTRATION

   5.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board who are "Non-Employee Directors" as defined in Rule 16b-3 of the Exchange Act. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

   5.2 Authority. Subject to the terms of the Plan, the Committee shall have complete authority to:

      (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the time of all such grants;

      (b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

      (c) interpret and construe the Plan and all Agreements;

      (d) prescribe, amend and rescind rules and regulations relating to the Plan;

      (e) determine the content and form of all Agreements;

      (f) determine all questions relating to Benefits under the Plan;

      (g) maintain accounts, records and ledgers relating to Benefits;

      (h) maintain records concerning its decisions and proceedings;

      (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

      (j) take, at any time, any action permitted by Section 9.1 irrespective of whether any Change in Control has occurred or is imminent; and

      (k) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

   5.3 Determinations. All determinations of the Committee shall be final.

   5.4 Delegation. Except as required by Rule 16b-3 with respect to grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

                                  ARTICLE VI

                                   AMENDMENT

   6.1 Power of Board. Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

   6.2 Limitation. The Board may not amend the Plan, without approval of the shareholders of the Company:

     (a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify; or

     (b) in a manner which would violate applicable law.

                                  ARTICLE VII

                             TERM AND TERMINATION

   7.1 Term. The Plan, as amended by the 2001 Plan Amendments, shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

   7.2 Termination. The Plan may be terminated at any time by the Board.

                                 ARTICLE VIII

                    MODIFICATION OR TERMINATION OF BENEFITS

   8.1 General. Subject to the provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant's right to any benefit granted prior to such amendment or termination.

   8.2 Committee's Right. Any Benefit granted may be converted, modified, forfeited or cancelled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted.

                                  ARTICLE IX

                               CHANGE IN CONTROL

   9.1 Right of Committee. In order to maintain a Participant's rights in the event of a Change in Control, the Committee, in its sole discretion, may, in any Agreement evidencing a Benefit, or at any time prior to, or simultaneously with or after a Change in Control, provide such protection as it may deem necessary. Without in any way limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may:

     (a) provide for the acceleration of any time periods relating to the exercise or realization of such Benefit so that such Benefit may be exercised or realized in full on or before a date fixed by the Committee;

     (b) provide for the purchase of such Benefit, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit had such Benefit been currently exercisable or payable;

     (c) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

     (d) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

                                   ARTICLE X

                        AGREEMENTS AND CERTAIN BENEFITS

   10.1 Grant Evidenced by Agreement. The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. If required by the Committee, the granting of any Benefit may be subject to, and conditioned upon, the recipient's execution of any Agreement. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

   10.2 Provisions of Agreement. Each Agreement shall contain such provisions as the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

                                  ARTICLE XI

                         REPLACEMENT AND TANDEM AWARDS

   11.1 Replacement. The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit. However, Options shall not be repriced.

   11.2 Tandem Awards. Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except a Stock Appreciation Award.

                                  ARTICLE XII

                  PAYMENT, DIVIDEND, DEFERRAL AND WITHHOLDING

   12.1 Payment. Upon the exercise of an Option or in the case of any other Benefit that requires a payment to the Company, the amount due the Company is to be paid:

     (a) in cash;

     (b) by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due the Company;

     (c) in other property, rights and credits, including the Participant's promissory note; or

     (d) by any combination of the payment methods specified in (a), (b) and
  (c) above.

   Notwithstanding the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Common Stock purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

   12.2 Dividend Equivalents. Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

   12.3 Deferral. The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

   12.4 Withholding. The Company may, at the time any distribution is made under the Plan, or at the time any Option is exercised, or at any time required by law, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may, at any time, require a Participant to tender to the Company cash in the amount necessary to comply with any such withholding requirements.

                                 ARTICLE XIII

                                    OPTIONS

   13.1 Types of Options. It is intended that both ISOs and NQSOs may be granted by the Committee under the Plan.

   13.2 Shares for ISOs. The number of Shares for which ISOs may be granted on or after the Effective Date shall not exceed 14,000,000 Shares, subject to adjustment pursuant to Section 3.3.

   13.3 Grant of ISOs and Option Price. Each ISO must be granted to an Employee for a term not to exceed ten years from the date of grant. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

   13.4 Other Requirements for ISOs. The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

   13.5 NQSOs. The purchase price for Shares under any NQSO shall not be less than the par value of the Common Stock.

   13.6 Determination by Committee. Except as otherwise provided in Section
13.2 through Section 13.5, the terms of all Options shall be determined by the Committee.

                                  ARTICLE XIV

                           STOCK APPRECIATION AWARDS

   14.1 Description. A Stock Appreciation Award shall be that number of Stock Appreciation Units as the Committee shall from time to time grant. Upon electing to receive payment of a Stock Appreciation Award, a Participant shall receive for each Stock Appreciation Unit elected an amount in cash, in Common Stock or in any combination thereof, as the Committee shall determine, equal to the amount, if any, by which the Fair Market Value of one Share on the date on which such election is made exceeds the Fair Market Value of one Share on the date on which the Stock Appreciation Award was granted.

   14.2 Grant of Tandem Award. The Committee may grant a Stock Appreciation Award in tandem with an Option, in which case the exercise of the Option shall cause a correlative reduction in Stock Appreciation Units standing to a Participant's credit which were granted in tandem with the Option; and the payment of a Stock Appreciation Unit shall cause a correlative reduction of the Shares under such Option.

   14.3 ISO Tandem Award. When a Stock Appreciation Award is granted in tandem with an ISO, it shall have such terms and conditions as shall be required for the ISO with which it is granted in tandem to qualify as an ISO.

   14.4 Payment of Award. A Stock Appreciation Award shall be paid, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

                                  ARTICLE XV

                               RESTRICTED STOCK

   15.1 Description. The Committee may grant Benefits in Shares available under ARTICLE III of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are non-transferable until all restrictions have been satisfied and the legend has been removed. The grantee shall be entitled to full voting and dividend rights with respect to all Shares of Restricted Stock from the date of grant unless otherwise determined by the Committee, in its discretion.

   15.2 Cost of Restricted Stock. Grants of Shares of Restricted Stock shall be made at no cost to the Participant.

   15.3 Non-Transferability. Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.

                                  ARTICLE XVI

                              PERFORMANCE SHARES

   16.1 Description. Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms of such grant. Generally, such right shall be based upon the attainment of targeted profit and/or performance objectives.

   16.2 Grant. The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

                                 ARTICLE XVII

                                  CASH AWARDS

   17.1 Grant. The Committee may grant Cash Awards at such times and in such amounts as it deems appropriate.

   17.2 Restrictions. Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or non-restricted, vested or subject to forfeiture and may be payable currently or in the future or both.

                                 ARTICLE XVIII

                  OTHER STOCK BASED AWARDS AND OTHER BENEFITS

   18.1 Other Stock Based Awards. The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

   18.2 Other Benefits. The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

                                  ARTICLE XIX

                           MISCELLANEOUS PROVISIONS

   19.1 Underscored References. The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

   19.2 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of Missouri.

   19.3 Purchase for Investment. The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

   19.4 No Employment Contract. The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

   19.5 No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

   19.6 Limitation on Certain Benefits. The (a) number of Shares covered by Options providing for a purchase price at no less than fair market value of the Shares as of the grant date plus (b) the number of Stock Appreciation Units granted under the Plan to any one individual shall be limited to 500,000 per Fiscal Year.

                                                                     APPENDIX B

             AUDIT COMMITTEE CHARTER LEGGETT & PLATT, INCORPORATED

Function

   The Audit Committee shall aid the Board of Directors in undertaking and fulfilling the Board's responsibilities for accurate and complete financial reporting to the public, shall provide oversight of the Company's system of internal accounting controls and shall act as an avenue of communication between the Board of Directors and the Company's outside auditors and internal auditors.

Composition and Term

   The Audit Committee shall be a Committee of the Board of Directors comprised only of independent directors. An independent director shall be defined, for purposes of this charter, as provided in the New York Stock Exchange Listing Standards, as amended from time to time. The number of members of the Audit Committee shall be at least three and, in all cases, the Audit Committee members shall have experience or other qualifications denoting financial literacy. At least one member of the Audit Committee must have accounting or related financial management expertise.

   The Audit Committee members shall be appointed for one-year terms at the annual meeting of the Board. The chairman of the Audit Committee shall also be designated by the Board.

Administrative Matters

   The Audit Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than two times each year. A majority of the members of the Audit Committee shall constitute a quorum, with the majority vote of those Committee members present at a meeting at which a quorum is present being sufficient to adopt a resolution or otherwise take action. The Audit Committee shall report to the full Board of Directors at the first Board meeting following each such Committee meeting.

   The Company's outside auditors and internal auditors shall attend at least two of the Committee's meetings each year. The Committee may request members of management, or others, to attend meetings and provide pertinent information as the Committee deems necessary. The Audit Committee shall also provide management, the outside auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

Duties and Responsibilities

   The outside auditors for the Company are ultimately accountable to the Board of Directors and Audit Committee of the Company. The Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors. The Audit Committee also nominates the outside auditors to be proposed for shareholder approval in any proxy statement. In performing this responsibility, the Audit Committee meets with and discusses outside auditor issues with management.

   The duties and responsibilities of the Committee shall also include the following:

     (1) Provide evaluations and recommendations to the Board of Directors as to:

     . the scope of the audit conducted by the outside auditors and their proposed fees;

     . the independence of the Company's selected outside auditors;

     . the risk assessment process to be used by the outside auditors in their examination;

     . the advisability of having the outside auditors make specified studies and reports as to particular auditing, accounting, systems or other financial matters; and

     . the inclusion of the annual audited financial statements in the Company's Form 10-K;

     (2) Review the results of the outside auditors' audits and quarterly reviews, including without limitation:

      . the audit report, the memorandum on internal controls and any other pertinent reports prepared by the outside auditors;

      . any material accounting issues identified; and

      . other matters required to be communicated to the Committee under generally accepted auditing standards as part of the outside auditors' audit or quarterly review;

     (3) Ensure that the outside auditors submit at least annually to the Committee a formal written statement, as required by professional standards, delineating all relationships between the outside auditors and the Company and resolve with the outside auditors any disclosed relationships or services that may affect the objectivity or independence of the outside auditors, and recommend to the Board the appropriate action to be taken in response to the outside auditors' report;

     (4) Review and discuss with management and the outside auditors the annual audited financial statements to be included in the Form 10-K, including such accounting policies (and changes therein) and financial reporting issues which could have a material impact on the Company's external financial statements;

     (5) Review the coordination between the outside auditors and the Company's internal auditors;

     (6) Review whether the risk assessment procedures utilized by the Company's internal audit department are adequate to attain the internal control and financial reporting objectives determined by the Company's management and recommended by the Audit Committee;

     (7) Review the quality and staffing of the Company's internal audit department and review the overall schedule, scope and results of the Company's internal audits;

     (8) Meet at least annually with the Company's Chief Compliance Officer and the Company's General Counsel to review the Company's compliance with various laws and regulations and to review the distribution and acknowledgement of the Company's Policy on Business Conduct; and

     (9) Make a periodic self-assessment of the Audit Committee, including a review of this charter.

   The Committee shall also undertake such additional activities within the scope of its primary function as the Committee or the Board of Directors may from time to time determine. The Committee, if it considers it necessary or appropriate, may retain independent counsel, accountants or others to assist it in carrying out its functions under this Charter.

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's policy on business conduct.

                         LEGGETT & PLATT, INCORPORATED

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Harry M. Cornell, Jr., Felix E. Wright, Michael A. Glauber and Ernest C. Jett, or any one of them, with full power of substitution, as attorneys-in-fact of the undersigned to vote the shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Leggett & Platt, Incorporated, to be held at the Company's Corporate Headquarters, No. 1 - Leggett Road, Carthage, Missouri, on Wednesday, May 9, 2001 at 10:00 a.m., local time, and at any adjournment thereof.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Dear Shareholder:

      Enclosed is material relating to the Company's 2001 Annual Meeting of Shareholders, which will be held on May 9, 2001 at the Company's Headquarters in Carthage, Missouri. The Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting. The business includes three proposals of the Board of Directors: (1) the election of Directors; (2) the amendment and restatement of the 1989 Flexible Stock Plan; and (3) the ratification of the Board's selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

      The Board recommends that you vote "FOR" each of the proposals.

      You can vote in one of three ways: (1) by Internet at (www.proxyvoting.com/leg); or (2) by telephone, at 1-800-840-1208 (available 24 hours a day, 7 days a week); or (3) by marking, signing, dating and returning your proxy card in the accompanying postage-paid envelope. If you vote by Internet or telephone, there is no need to mail the proxy card.

      Additionally, If you would like to receive future proxy materials and other Company communications electronically via the Internet, please read the statement and mark the box on the reverse side of this card.


      Your votes are important to us. We look forward to hearing from you.


                                                            Please mark     |X|
                                                            your votes as
                                                            indicated in
                                                            this example

(1) ELECTION OF DIRECTORS

                    FOR ALL                  WITHHOLD
                    NOMINEES                 AUTHORITY
                 (except those
                    listed)

                      |_|                       |_|


(2) PROPOSAL TO AMEND AND RESTATE THE
1989 FLEXIBLE STOCK PLAN

FOR           AGAINST         ABSTAIN

|_|             |_|             |_|

(01 R. Bentele; 02 R. Clark; 03 H. Cornell, Jr.; 04 R. Enloe, III; 05 R. Fisher; 06 B. Gaddy; 07 D. Haffner; 08 T. Hays; 09 R. Jefferies, Jr.; 10 A. Levine;
11 D. Potter; 12 M. Purnell, Jr.; 13 A. Walton; and 14 F. Wright)

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------
The Board of Directors recommends a vote FOR all director nominees listed.


(3) PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS
LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2001

FOR                      AGAINST                  ABSTAIN

|_|                        |_|                      |_|

Please disregard if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of          |_|
annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Date Signed: _____________________________________________, 2001

Signature(s):___________________________________________________


--------------------------------------------------------------------------------
Please sign exactly as your name or names appear on this proxy. If stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing and when more than one is named a majority should sign.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------------------------------------------------
                                    Internet
                         http://www.proxyvoting.com/leg

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                   Telephone
                                 1-800-840-1208

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                      Mail

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.
--------------------------------------------------------------------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.